Exhibit (23)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 2-90702, 33-18202, 33-55986, 33-56101, 333-95043 and 333-109890) of Ecolab Inc. of our report dated June 23, 2008, appearing in this annual report on Form 11-K of the Ecolab Savings Plan and ESOP as of and for the year ended December 31, 2007.

/s/ McGladrey & Pullen, LLP
McGladrey & Pullen, LLP

Minneapolis, Minnesota
June 23, 2008